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Cane  &  Company,  LLC
Affiliated with O'Neill Ritchie Taylor Law Corporation of Vancouver, British Columbia, Canada

Michael  A.  Cane*          Stephen  F.X.  O'Neill  **     Gary  R.  Henrie+
Leslie  L.  Kapusianyk**    Michael  H.  Taylor***         Preston R. Brewer++

                                                  Telephone:     (702)  312-6255
                                                  Facsimile:     (702)  312-6249
                                                  E-mail:     telelaw@msn.com

                                                  2300  West  Sahara  Avenue
                                                  Suite  500,  Box  18
                                                  Las  Vegas,  NV  89102

May  29,  2002

American  Wagering,  Inc.
675  Grier  Drive
Las  Vegas,  Nevada  89119

Re:  American  Wagering,  Inc.  Registration  Statement  on  Form  S-8

Ladies  and  Gentlemen:

We have acted as counsel for American Wagering, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of certain shares of the Company's common stock issued through its 2001 Stock Option Plan (the "Plan"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation;
(c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Members of our firm are admitted to the practice of law in the State of Nevada and we express no opinion as to the laws of any other jurisdiction. Based upon and subject to the foregoing, we are of the opinion that under Nevada law, when (i) the Registration Statement becomes effective, (ii) the Plan has been approved by the stockholders, (iii) the Shares are issued pursuant to the terms of the Plan after exercise of the options granted pursuant to the Plan,
(iv) an option agreement pursuant to the Plan has been properly issued to the person or persons exercising said options, (v) the shares issued pursuant to such exercise have been fully paid for by the optionee, and (vi) certificates representing the Shares are duly executed, countersigned, registered and delivered, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

Very  truly  yours,

CANE  AND  COMPANY,  LLC

/s/ Michael A. Cane
_____________________________
Michael A. Cane,  attorney  and  Managing  Member


     *Licensed Nevada, California, Washington and Hawaii State Bars; **British
                               Columbia Bar only;
   *** Nevada and British Columbia Bars; +Utah Bar only; ++California Bar only


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American  Wagering,  Inc.
May  29,  2002
Page  2


This opinion is limited to matters governed by the laws of the State of Nevada, excluding any Nevada state "blue sky" laws, we consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent facts or any facts stated or assumed herein or any subsequent changes in applicable law.

Very  truly  yours,

CANE  AND  COMPANY,  LLC


/s/ Michael A. Cane
_____________________________
Michael A. Cane,  attorney  and
Managing  Member



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